EXHIBIT 1

JOINT FILING AGREEMENT

          In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Allegiance Telecom, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d- 1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

          In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 10, 2004.

          This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

February 12, 2004

MORGAN STANLEY

By:	/s/ Dennine Bullard

Name: Dennine Bullard
Title: Authorized Signatory

MORGAN STANLEY CAPITAL PARTNERS III, INC.

By:	/s/ Andrew N. Siegel

Name: Andrew N. Siegel
Title: Secretary

MSCP III, LLC
By: Morgan Stanley Capital Partners III, Inc., as Member

By:	/s/ Andrew N. Siegel

Name: Andrew N. Siegel
Title: Secretary

MORGAN STANLEY CAPITAL PARTNERS III, L.P.

By: MSCP III, LLC, as General Partner
By: Morgan Stanley Capital Partners III, Inc., as Member

By:	/s/ Andrew N. Siegel

Name: Andrew N. Siegel
Title: Secretary

MORGAN STANLEY CAPITAL INVESTORS,L.P.
By: MSCP III, LLC, as General Partner
By: Morgan Stanley Capital Partners III, Inc., as Member

By:	/s/ Andrew N. Siegel

Name: Andrew N. Siegel
Title: Secretary

MSCP III 892 INVESTORS, L.P.
By: MSCP III, LLC, as General Partner
By: Morgan Stanley Capital Partners III, Inc., as Member

By:	/s/ Andrew N. Siegel

Name: Andrew N. Siegel
Title: Secretary